Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional materials

☐	Soliciting Material Pursuant to § 240.14a-12

DOUGLAS EMMETT, INC.
(Name of Registrant as Specified in Its Charter)

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Douglas Emmett, Inc.
808 Wilshire Blvd., Suite 200, Santa Monica, California 90401
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, June 11, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (our “Annual Meeting”) of Douglas Emmett, Inc. will be held at the Sheraton Delfina, located at 530 Pico Boulevard, Santa Monica, California 90405 on June 11, 2009 at 9:00 a.m. local time for the following purposes as more fully described in the accompanying Proxy Statement:

1.	To elect directors to serve on the Board of Directors until the 2010 Annual Meeting of Stockholders.

2.	To ratify the appointment of Ernst & Young L.L.P. as our independent registered public accounting firm for the year ended December 31, 2009.

3.	To approve amendments to our 2006 Omnibus Stock Incentive Plan.

4.	To transact such other business as may properly come before our Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 13, 2009 as the record date for determining the stockholders entitled to notice of and to vote at our Annual Meeting, or at any adjournment thereof. Only stockholders at the close of business on the record date are entitled to vote at our Annual Meeting.

Accompanying this Notice are a Proxy Card and a Proxy Statement. If you will not be able to attend our Annual Meeting and vote your shares of common stock in person, please  mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.  If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares of common stock voted.

The proxy may be revoked at any time prior to its exercise at our Annual Meeting.

By Order of the Board of Directors,

/s/ Jordan L. Kaplan
Jordan L. Kaplan President and Chief Executive Officer

May 1, 2009
Important Notice Regarding the Availability of Proxy Materials for
the Shareholder Meeting To Be Held on June 11, 2009
This proxy statement and our 2008 annual report to stockholders are available at http://www.douglasemmett.com/DEI/proxy_materials_2009.html.

DOUGLAS EMMETT, INC.
808 Wilshire Blvd., Suite 200, Santa Monica, California 90401

PROXY STATEMENT

Annual Meeting of Stockholders

This Proxy Statement is furnished to the stockholders of Douglas Emmett, Inc., a Maryland corporation, in connection with the solicitation of proxies on behalf of our Board of Directors (our “Board”). The proxies solicited hereby are to be voted at the Annual Meeting of the Stockholders to be held at the Sheraton Delfina, located at 530 Pico Boulevard, Santa Monica, California 90405 on June 11, 2009 at 9:00 a.m. local time and at any and all adjournments thereof (our “Annual Meeting”).

At our Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

1.	To elect directors to serve on our Board until the 2010 Annual Meeting of Stockholders.

2.	To ratify the appointment of Ernst & Young L.L.P. as our independent registered public accounting firm for the year ended December 31, 2009.

3.	To approve amendments to our 2006 Omnibus Stock Incentive Plan.

4.	To transact such other business as may properly come before our Annual Meeting or any adjournment thereof.

A form of proxy is enclosed. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder executing the proxy. Our Board recommends that stockholders vote “FOR” the election of the nominees for our Board named below, “FOR” the ratification of the appointment of Ernst & Young L.L.P. as our independent registered public accounting firm and “FOR” the approval of amendments to our 2006 Omnibus Stock Incentive Plan. Unless a proxy directs otherwise, the shares represented by each properly executed unrevoked proxy will be voted in accordance with these recommendations. With respect to any other item of business that may come before our Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

For stockholders of record, if you will not be able to attend our Annual Meeting and vote your shares of common stock in person, please mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope. If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares of common stock voted.

Any proxy given may be revoked at any time prior to its exercise by filing, with our Secretary, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any stockholder present at the meeting who has given a proxy may withdraw it and vote his or her shares in person if such stockholder so desires.

This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about May 1, 2009. We intend to solicit proxies primarily by mail. However, directors, officers, agents and employees may communicate with stockholders, banks, brokerage houses and others by telephone, e-mail, in person or otherwise to solicit proxies. Additionally, we intend to post this Proxy Statement and 2008 Annual Report on our website for public review and on the website address set forth on the Notice accompanying this Proxy Statement. We have no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserve the option to do so. All expenses incurred in connection with this solicitation will be borne by us. We request that brokerage houses, nominees, custodians, fiduciaries and other like parties forward the soliciting materials to the underlying beneficial owners of our common stock. We will reimburse reasonable charges and expenses incurred in doing so.

Outstanding Shares; Record Date; and Quorum

Only holders of record of our Common Stock at the close of business on April 13, 2009 (the “Record Date”) are entitled to notice of and to vote at our Annual Meeting and any adjournments thereof. As of the Record Date, 121,299,341 shares of our Common Stock were issued and outstanding; and on that date, our operating partnership had an additional 34,059,100 common units issued and outstanding. See “AMENDMENTS TO OUR 2006 OMNIBUS STOCK INCENTIVE PLAN (Proposal 3) – Existing Terms of Our 2006 Plan” for a summary of the vesting, conversion and redemption features of the common units.   Holders are entitled to one vote at our Annual Meeting for each share of our Common Stock held which was issued and outstanding as of the Record Date.

The presence, in person or by proxy, of stockholders holding at least a majority of our outstanding Common Stock will constitute a quorum for the transaction of business at our Annual Meeting.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our Common Stock as of April 13, 2009, by (i) each person or entity known by us to own beneficially more than 5% of our outstanding Common Stock (based upon review of 13D and 13G filings as of April 12, 2009), (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them, and the address of each of these individuals is c/o Douglas Emmett, Inc., 808 Wilshire Blvd., Suite 200, Santa Monica, California 90401.

	Common Stock(1)
Name and Address of Owner(2)	Number of Shares	Percent of Class
Dan A. Emmett(3)	18,606,744	13.8
Jordan L. Kaplan	11,419,358	8.8
Kenneth M. Panzer	9,996,443	7.7
Leslie E. Bider	155,000	*
Victor J. Coleman	75,000	*
Ghebre Selassie Mehreteab	12,500	*
Thomas E. O’Hern	25,000	*
Dr. Andrea Rich	17,500	*
William Wilson III	130,000	*
William Kamer	490,071	*
The Vanguard Group, Inc. (4) 100 Vanguard Place, Malvern, PA 19355	8,167,806	6.7
Stichting Pensioenfonds ABP(5) Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen The Kingdom of the Netherlands	6,606,725	5.5
Wellington Management Company, LLP(6) 75 State Street, Boston, MA 02109	8,802,054	7.3
Cohen & Steers, Inc.(7) 280 Park Avenue, 10th Floor, New York, NY 10017	6,671,714	5.5
Barclays Global Investors, NA(8) 400 Howard Street, San Francisco, CA 94105	6,662,303	5.5
All officers and directors as a group (10 persons)	40,927,616	26.9

*	Less than 1%

(1)
Pursuant to Item 403 of Regulation S-K, the number of shares listed for each individual reflects their beneficial ownership. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after April 13, 2009 as follows:

Name	Options	OP Units
Dan A. Emmett	204,593	13,664,144
Jordan L. Kaplan	3,357,665	5,288,125
Kenneth M. Panzer	3,357,665	4,715,210
William Kamer	344,121	50,750
Leslie E. Bider	0	5,000
Victor J. Coleman	0	5,000
Ghebre Selassie Mehreteab	0	5,000
Thomas E. O'Hern	0	5,000
Dr. Andrea L. Rich	0	5,000
William Wilson III	0	5,000
All directors and executive officers as a group	7,264,044	23,748,229

These shares are deemed to be outstanding for purposes of computing the percentage of outstanding shares held by each person or group on that date, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)
Mr. Emmett is our Chairman of the Board of Directors, Mr. Kaplan is our Chief Executive Officer and President and a Director, Mr. Panzer is our Chief Operating Officer and a Director, and Mr. Kamer is our Chief Financial Officer. Messrs. Bider, Coleman, Mehreteab, O’Hern and Wilson and Dr. Rich are members of our Board.

(3)
Mr. Emmett disclaims beneficial ownership of (i) 92,500 shares of Common Stock owned by the Emmett Foundation, a California tax-exempt charitable organization, of which Mr. Emmett is the president, (ii) 80,000 shares of Common Stock owned by certain trusts for Mr. Emmett's children of which Mr. Emmett is the sole trustee, (iii) 492,425 OP Units owned by trusts for Mr. Emmett’s spouse and children, and (iv) except to the extent of his pecuniary interest therein, 3,317,288 OP Units owned by Rivermouth Partners, a California limited partnership.

(4)
Based on information disclosed in the Schedule 13G/A filed February 13, 2009, The Vanguard Group, Inc. is the beneficial owner of and has sole dispositive power with respect to 8,167,806 shares, and Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of and has sole voting power over an additional 58,403 shares as a result of its serving as investment manager of collective trust accounts.

(5)	Based on information disclosed in the Schedule 13G filed by Stichting Pensioenfonds ABP on February 13, 2009.
(6)
Based on information disclosed in the Schedule 13G filed by Wellington Management Company, LLP ("Wellington") on February 17, 2009, of such shares, Wellington has shared voting power with respect to 6,301,989 shares and shared dispositive power with respect to 8,760,554 shares.

(7)
Based on information disclosed in the Schedule 13G/A filed jointly by Cohen & Steers, Inc.("CSI"), Cohen & Steers Capital Management, Inc. ("CSCM"), and Cohen & Steers Europe S.A.("CSE") on February 17, 2009 (i) CSI has sole voting power with respect to 5,856,258 shares and sole dispositive power with respect to 6,671,714 shares; (ii) CSCM beneficially owns 6,654,406 shares or 5.5% of our Common Stock and has sole voting power with respect to 5,838,950 shares and sole dispositive power with respect to 6,654,406 shares; and (iii) CSE beneficially owns and has sole voting and sole dispositive power with respect to 17,308 shares or 0.02% of our Common Stock.

(8)
Based on information disclosed in the Schedule 13G filed jointly on February 5, 2009, by Barclays Global Investors, NA ("Barclays"), Barclays Global Fund Advisors ("BGFA"), Barclays Global Investors, Ltd ("BGI"), Barclays Global Investors Japan Limited ("Barclays Japan"), Barclays Global Investors Canada Limited ("Barclays Canada"), Barclays Global Investors Australia Limited ("Barclays Australia"), and Barclays Global Investors (Deutschland) AG ("Barclays Deutschland" and collectively, the "Barclays Group"), the Barclays Group beneficially owns 6,662,303 shares of which (i) Barclays beneficially owns and has sole dispositive power with respect to 2,980,399 shares or 2.5% of our Common Stock and has sole voting power with respect to 2,462,191 shares; (ii) BGFA beneficially owns and has sole voting and sole dispositive power with respect to 3,581,801 shares or 2.9% of our Common Stock; (iii) BGI beneficially owns and has sole dispositive and sole voting power with respect to 51,299 shares or 0.04% of our Common Stock; (iv) Barclays Japan beneficially owns and has sole voting and sole dispositive power with respect to 44,964 shares or 0.04% of our Common Stock; (v) Barclays Canada beneficially owns and has sole voting and sole dispositive power with respect to 3,840 shares or 0.00% of our Common Stock; and (vi) Barclays Australia and Barclays Deutschland do not hold any shares of our Common Stock.

Our Board has adopted a policy to encourage members of our Board and our executive officers to reach target equity ownership levels (through a combination of common stock, Operating Partnership Units, and/or Long Term Incentive Plan units (“LTIP Units”)) within 5 years of adoption of such policy or their joining us, whichever occurs first, equal to the lesser of a multiple (based on fair market value of the equity at each year end) of annual salary/retainer at the previous year-end or a fixed share amount, as follows:

Title	Share Equivalents	Multiple of Salary/retainer
Chief Executive Officer	200,000	4x
Other executive officers	50,000	3x
Directors	7,500	2x

ELECTION OF DIRECTORS
(Proposal 1)

Information Concerning Nominees

Our Board has nine members, all of whose terms expire at our Annual Meeting:

Name	Age	Title
Dan A. Emmett	69	Chairman of the Board of Directors
Jordan L. Kaplan	48	Director, Chief Executive Officer and President
Kenneth M. Panzer	49	Director and Chief Operating Officer
Leslie E. Bider	58	Director
Victor J. Coleman	47	Director
Ghebre Selassie Mehreteab	59	Director
Thomas E. O’Hern	53	Director
Dr. Andrea Rich	65	Director
William Wilson III	72	Director

Dan A. Emmett. Mr. Emmett has served as the Chairman of our Board since our inception. In 1971, Mr. Emmett co-founded our original predecessor and our immediate predecessor in 1991. Mr. Emmett received his bachelor’s degree from Stanford University in 1961 and his J.D. from Harvard University in 1964.

Jordan L. Kaplan. Mr. Kaplan has served as our Chief Executive Officer and President, and a member of our Board, since our inception. Mr. Kaplan joined our predecessor operating companies in 1986, co-founded our immediate predecessor in 1991 and served as the Chief Financial Officer for our predecessor operating companies from 1991 to 2006. Mr. Kaplan received his bachelor’s degree from the University of California, Santa Barbara in 1983 and his M.B.A. from the University of California, Los Angeles in 1986.

Kenneth M. Panzer. Mr. Panzer has served as our Chief Operating Officer and a member of our Board since 2006. Mr. Panzer joined our predecessor operating companies in 1984, co-founded our immediate predecessor in 1991 and served as the Chief Operating Officer of our predecessor operating companies from 1991 to 2006. Mr. Panzer received his bachelor’s degree from Penn State University in 1982.

Leslie E. Bider. Mr. Bider has served as a member of our Board since 2006. Since June 2008, he has been the Chief Executive Officer of PinnacleCare, a Private Health Advisory firm. From 2007 to 2008, he was the Chief Strategist at ITU Ventures, a Los Angeles based Venture Capital firm. From 2005 to 2007 Mr. Bider served as an executive in residence at Elevation Partners. Mr. Bider was the Chairman/Chief Executive Officer of Warner Chappell Music, Inc., one of the world’s largest music publishing companies, from 1987 to 2005. Prior to that, Mr. Bider served as Chief Financial Officer and Chief Operating Officer of Warner Bros. Music, and was a principal in an accounting firm specializing in the entertainment industry. Mr. Bider is currently a member of the board of directors of OSI Systems, Inc. (NASDAQ: “OSIS”) and California Pizza Kitchen (NASDAQ – “CPKI”). He serves on the board of a number of civic organizations and has been the recipient of prestigious civic and music industry awards. Mr. Bider holds a bachelor’s degree in accounting from University of Southern California and an M.S. from the Wharton School.

Victor J. Coleman. Mr. Coleman has served as a member of our Board since 2006. Mr. Coleman is the founder and managing director of Hudson Capital, LLC, a real estate investment firm in Los Angeles. Mr. Coleman was a co-founder, President, and Chief Operating Officer of Arden Realty, Inc. from 1990 until its sale in the 2006. Mr. Coleman served as a member of the board of directors of Arden Realty, Inc. from 1996 to 2006. Mr. Coleman holds a bachelor’s degree from the University of California, Berkeley and an M.B.A. from Golden Gate University.

Ghebre Selassie Mehreteab. Mr. Mehreteab has served as a member of our Board since 2006. Mr. Mehreteab has served as Chief Executive Officer of the NHP Foundation since its inception in 1989. The NHP Foundation is a non-profit corporation based in New York, NY which owns and operates affordable multifamily housing in many cities across the United States. Previously Mr. Mehreteab was Vice President of the National Corporation for Housing Partnerships and a program officer at the Ford Foundation. Mr. Mehreteab is a board member of the National Housing Conference and a member of the Council on Foreign Relations. Mr. Mehreteab received his bachelor’s degree and LL.D. (honorary) from Haverford College.

Thomas E. O’Hern. Mr. O’Hern has served as a member of our Board since 2006. Mr. O’Hern is Executive Vice President, Chief Financial Officer, and Treasurer of Macerich Company (NYSE: MAC), a REIT specializing in retail real estate. Prior to joining Macerich in 1993, Mr. O’Hern served as Chief Financial Officer of several commercial real estate companies. Mr. O’Hern worked as a Certified Public Accountant for Arthur Andersen & Co. from 1978 through 1984. Mr. O’Hern is a trustee for Little Company of Mary Hospital Foundation and is a board member of several other educational and philanthropic organizations. Mr. O’Hern holds a bachelor’s degree from California Polytechnic University, San Luis Obispo.

Dr. Andrea L. Rich. Dr. Rich has served as a member of our Board since 2006. Dr. Rich retired from the Los Angeles County Museum of Art in 2005 where she served for ten years as President and Chief Executive Officer. During the second half of her career at the Museum, she also served as the Wallis Annenberg Director. Prior to her tenure at the Los Angeles County Museum of Art, Dr. Rich had a long academic and administrative career at UCLA, culminating in her service as Executive Vice Chancellor and Chief Operating Officer from 1991 to 1995. Dr. Rich serves as a director of Mattel Corporation and the Private Bank of California. Dr. Rich earned her bachelor’s degree, master’s degree and Ph.D. from UCLA.

William Wilson III. Mr. Wilson has served as a member of our Board since 2006. Mr. Wilson is currently Managing Partner of Wilson Meany Sullivan, LLC, a real estate investment, development and management firm in San Francisco. Mr. Wilson was founder of William Wilson and Associates, which merged with Cornerstone Properties, Inc., a public REIT specializing in office properties. Mr. Wilson served as Chairman of Cornerstone until it was acquired by Equity Office Properties Trust in 2000 and served on the board of directors of Equity Office Properties until 2004. Mr. Wilson is active in numerous civic organizations including service on the boards of the California Academy of Science, Lawrenceville School and the Presidio Trust. Mr. Wilson earned his bachelor’s degree in engineering from Stanford University.

Required Vote

Nominees will be elected as directors by a plurality of the votes cast. The shares of each properly executed unrevoked proxy will be voted FOR the election of all of the nominees, unless the proxy otherwise directs. Abstentions and instructions on a proxy to withhold authority to vote for one or more of such nominees will result in the respective nominees receiving fewer votes.

All of the nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as our Board recommends.

Board Recommendation

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE ABOVE-NAMED NOMINEES.

THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG L.L.P.
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2)

At its December 4, 2008 meeting, the Audit Committee recommended and approved the appointment of Ernst & Young L.L.P. as our independent registered public accounting firm to examine our consolidated financial statements for 2009. We are seeking the stockholders’ ratification of such action.

A representative of Ernst & Young L.L.P. will be available at our Annual Meeting to respond to appropriate questions or make any other statements such representative deems appropriate.

Required Vote

Proposal 2 requires the affirmative vote of a majority of the votes cast on the proposal. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions will not have any effect on the outcome of this proposal. In the event the stockholders do not approve this proposal, the Audit Committee will reconsider the appointment of Ernst & Young L.L.P. as our independent registered public accounting firm .

Board Recommendation

OUR BOARD AND ITS AUDIT COMMITTEE RECOMMEND THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG L.L.P. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AMENDMENTS TO OUR 2006 OMNIBUS STOCK INCENTIVE PLAN
(Proposal 3)

In recent years, we have used stock option and LTIP Unit grants as an integral part of our annual compensation package because they reduce cash compensation, align the interests of our officers more closely with those of our stockholders, and encourage long term retention.  See “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis.”  These awards are made under the Douglas Emmett, Inc. 2006 Omnibus Stock Incentive Plan (our “2006 Plan”), which was approved by our Board and our stockholders in October 2006.

When approved in 2006, our 2006 Plan authorized up to 16,500,000 shares of our Common Stock for all awards. Under our 2006 Plan, we have granted a total of 1,688,026 LTIP Units and 11,461,450 options (to review the equity grants to our named executive officers with respect to 2008, see “GRANTS OF PLAN BASED AWARDS”). 11,293,196 of the options and 448,571 of the LTIP Units are currently outstanding.  The options have a weighted average exercise price of $18.44 and a weighted average remaining contractual life of 102 months.  As of April 13, 2009, we had 3,519,837 shares of our Common Stock remaining under our 2006 Plan for future equity grants.  Therefore, the Compensation Committee and our Board have recommended and approved, and under this proposal you are being requested to approve, certain amendments to our 2006 Plan designed to provide, amongst other things, additional shares for grants in the future.

The exact text of the proposed amendments is attached to this Proxy Statement as Annex A.  Although you should read that text closely, since it (and not this summary) will govern the changes in our 2006 Plan, the general effect of Proposal 3 would be as follow:

•
Increase in Number of Shares Authorized. If approved, Proposal 3 would increase the maximum number of shares of our stock for issuance under our 2006 Plan by 24,080,163 shares, which would bring the total number of shares of our stock available as of April 13, 2009 for future awards under our 2006 Plan to 27,600,000 (subject to adjustment as set forth in our 2006 Plan).

•
Effect of Awards.  If approved, Proposal 3 would amend our 2006 Plan to make it a “Fungible Share” plan, under which so called “full value” awards made going forward (such as Deferred Stock Awards, Restricted Stock Awards and LTIP Unit awards) would be counted against our 2006 Plan overall limits as two shares (rather than one), while options and SARs would continue to be counted as one share (0.9 shares for options or SARs with five year terms).

•
Other Amendments.  If approved, Proposal 3 would also prohibit us from granting SARs with a term greater than ten years, prohibit us from re-pricing stock options or SARs without stockholder approval, and would make explicit that shares of our stock, which we repurchase with cash proceeds from option exercises, do not increase the amount of shares we can award under our 2006 Plan.

Existing Terms of Our 2006 Plan.

This summary of our 2006 Plan does not purport to be exhaustive and is expressly qualified in its entirety by reference to the full text of our 2006 Plan, which is attached to this Proxy Statement as Annex B.  Except as set forth in the proposed amendments attached to this Proxy Statement as Annex A, the terms of our 2006 Plan would not be affected by Proposal 3.

All full-time and part-time officers, employees, directors and other key persons (including consultants and prospective employees) are eligible to participate in our 2006 Plan. As of April 13, 2009, there were approximately 535 employees and directors eligible to receive awards under our 2006 Plan. The actual number of individuals or entities who will receive awards from time to time cannot be determined in advance because the Compensation Committee has the discretion to select the award recipients.  In 2006, we reserved 16,500,000 shares (subject to adjustment for stock splits, stock dividends or similar changes in our capitalization) of our Common Stock for the issuance of awards under our 2006 Plan; if Proposal 3 is approved, that number would be increased by 24,080,163 shares.  Generally, shares that are forfeited or canceled from awards under our 2006 Plan become available for future awards under our 2006 Plan.  Currently, awards are counted against that limit based on the number of shares involved, with full value awards and options counted the same.  If Proposal 3 is adopted, various awards will count differently as described above.

Our 2006 Plan is administered and interpreted by the Compensation Committee.  Subject to the provisions of our 2006 Plan, the Compensation Committee has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to determine the specific terms and conditions of each award, including the conditions for the vesting and exercisability of the award, and may accelerate the vesting or exercisability of any award. Our 2006 Plan provides the Compensation Committee with the authority to grant a variety of types of equity awards:

•
Incentive Stock Options or Non-Qualified Stock Options.  Options entitle the participant to purchase shares of our Common Stock over time for an exercise price fixed on the date of the grant.  The exercise price may not be less than 100% of the fair market value of our Common Stock on the date of the grant, and may be paid in cash, or by the transfer of shares of our Common Stock meeting certain criteria or by a combination thereof.  Although we expect to grant only non-qualified stock options, our 2006 Plan permits the grant of options that qualify as an “incentive stock option” under the Internal Revenue Code.

•
Stock Appreciation Rights. SARs entitle the participant to receive the appreciation in the fair market value of our Common Stock between the date of grant and the exercise date in the form of shares of our Common Stock.

•
Restricted Stock and Deferred Stock Awards.  Restricted stock awards are shares of our Common Stock that vest in accordance with terms and conditions established by the Compensation Committee.  Deferred stock awards are stock units entitling the participant to receive shares of our Common Stock paid out on a deferred basis.  Shares of restricted stock or deferred stock awards that do not satisfy any vesting conditions are subject to our right of repurchase or forfeiture.

•	Dividend Equivalent Rights. Dividend Equivalent Rights entitle the participant to receive credits for dividends that would be paid if the participant had held specified shares of our Common Stock.

•
Other Stock-based Awards.  Other stock-based awards permitted under our 2006 Plan include awards that are valued in whole or in part by reference to shares of our Common Stock, including convertible preferred stock, convertible debentures and other convertible or exchangeable securities, partnership interests in a subsidiary or our operating partnership, awards valued by reference to book value, fair value or performance of a subsidiary, and any class of profits interest or limited liability company membership interest.

•
LTIP Units.  LTIP Units are a separate series of units of limited partnership interests in our operating partnership valued by reference to the value of our Common Stock.  LTIP Unit awards, whether vested or unvested, entitle the participant to receive, currently or on a deferred or contingent basis, dividends or dividend equivalent payments with respect to the number of shares of our Common Stock underlying the LTIP Unit award or other distributions from our operating partnership.  LTIP Unit awards that do not satisfy any vesting conditions are subject to our right of repurchase or forfeiture.  LTIP Units are structured as “profits interests” for federal income tax purposes, and we do not expect the grant, vesting or conversion of LTIP Units to produce a tax deduction for us. As profits interests, LTIP Units initially will not have full parity with our operating partnership’s common units with respect to liquidating distributions.  Upon the occurrence of specified events, LTIP Units can achieve full parity with those common units with respect to liquidating distributions.  If full parity is achieved, LTIP Units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for shares of our Common Stock or for the cash value of such shares, at our election.  Until full parity is reached, the value that a participant could realize for a given number of LTIP Units will be less than the value of an equal number of shares of our Common Stock and may be zero.

Our 2006 Plan is not an “evergreen” plan and has a ten-year term ending in October 2016.  As such, awards may not be made under our 2006 Plan after October 2016.  Any awards made under our 2006 Plan that remain outstanding after that date will continue to be governed by the terms of our 2006 Plan.  Our 2006 Plan generally prohibits the transfer of awards, and only allows the participant to exercise an award during his or her lifetime, although the Committee may allow certain transfers to family members or entities. If we experience a change-in-control, our Board and the board of directors of the surviving or acquiring entity must make appropriate provisions for the continuation or assumption of awards outstanding under our 2006 Plan, and may provide for the acceleration of vesting with respect to existing awards.  We may amend, suspend or terminate our 2006 Plan at any time, but we will obtain stockholder approval of any such action if it is required to comply with applicable law or NYSE regulations.  Further, we will need the holder’s consent if in doing so we adversely affect any rights under outstanding awards.

Market Value of Underlying Securities

Our Common Stock underlies all of the options, LTIP Units and other rights to be awarded under our 2006 Plan.  The market value of our Common Stock at the close of trading on April 13, 2009 was $9.85 per share.

Federal Tax Aspects

The following is a summary of certain federal income tax consequences relating to options issued under our 2006 Plan based on federal income tax laws currently in effect.  This summary is not intended to, and does not, describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of an option right or shares of common stock purchased or granted pursuant to, or any other award granted under, our 2006 Plan and does not describe any state, local or foreign tax consequences.

Tax Consequences to Participants

Incentive Stock Options. A participant will not recognize income upon the grant of an option intended to be an incentive stock option.  Furthermore, a participant will not recognize ordinary income upon the exercise of an incentive stock option if he or she satisfies certain employment and holding period requirements although the exercise may be subject to alternative minimum tax.  To satisfy the employment requirement, a participant must exercise the option not later than three (3) months after he or she ceases to be our employee (one (1) year if he or she is disabled).  To satisfy the holding period requirement, a participant must hold the shares acquired upon exercise of the incentive stock option for more than two (2) years from the grant of the option and more than one (1) year after the shares are transferred to him or her.  If these requirements are satisfied, a participant will be taxed on the difference between his or her basis in the shares and the net proceeds of the sale at capital gain rates on the sale of the shares.

If a participant disposes of shares of our Common Stock acquired upon the exercise of an incentive stock option without satisfying the holding period requirement, that participant will usually recognize ordinary income at the time of disposition equal to the amount of the difference between the fair market value of that stock on the date the option is exercised and the exercise price of the option.

Non-Qualified Stock Options. In general, a participant will not recognize income at the time an option is granted.  At the time of exercise of the option, he or she will recognize ordinary income if the shares are not subject to a substantial risk of forfeiture (as defined in Section 83 of the Internal Revenue Code).  The amount of such income will be equal to the difference between the option exercise price and the fair market value of the shares of our common stock on the date of exercise.  At the time of the sale of the shares of our common stock acquired pursuant to the exercise of an option, appreciation in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain, and depreciation in value will be treated as short-term or long-term capital loss, depending on how long the shares have been held.  Long-term capital gains may be eligible for reduced rates if the participant has satisfied applicable holding period requirements.

Tax Consequences to the Company

            To the extent that a participant recognizes ordinary income as described above, we will generally be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Required Vote

Proposal 3 requires the affirmative vote of a majority of the votes cast on the proposal.  Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal.  Abstentions will not have any effect on the outcome of this proposal. In the event the stockholders do not approve this proposal, the amendments to our 2006 Plan will not be effective, and our 2006 Plan will continue as currently in force.

Board Recommendation

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENTS TO OUR 2006 OMNIBUS STOCK INCENTIVE PLAN

EXECUTIVE OFFICERS

Name	Age	Title
Dan A. Emmett	69	Chairman of the Board of Directors
Jordan L. Kaplan	48	Chief Executive Officer and President
Kenneth M. Panzer	49	Chief Operating Officer
William Kamer	58	Chief Financial Officer

Biographical information regarding Messrs. Emmett, Kaplan and Panzer is set forth above under “Information Concerning Nominees.”

William Kamer. Mr. Kamer has served as our Chief Financial Officer since 2006. From 2000 to 2006, Mr. Kamer served as Senior Vice President in the Capital Markets Division and General Counsel of our predecessor operating companies. Prior to that time, Mr. Kamer was an attorney for 22 years focusing exclusively on real estate and real estate finance matters. He was a partner at the law firm of Cox, Castle & Nicholson LLP from 1986 through 1999. Mr. Kamer received his bachelor’s degree from Vassar College in 1973, his master’s degree in city and regional planning from Harvard University in 1978, and his J.D. from Boston University in 1978.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines, which are available at http://www.douglasemmett.com, under the headings Investor Relations, Corporate Governance, Governance Documents, Corporate Governance Guidelines, and are also available in print to any stockholder upon request. These guidelines were adopted by our Board to assist our Board in the exercise of its responsibilities. The guidelines describe the role of directors, the selection of new directors, Board membership criteria, independence requirements, self-evaluation by our Board and Board and committee procedural matters.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics, which is our code of ethics applicable to its directors, officers and employees, embodies our principles and practices relating to the ethical conduct of our business and its commitment to honesty, fair dealing and full compliance with laws affecting our business. Our Code of Business Conduct and Ethics is available at http://www.douglasemmett.com under the headings Investor Relations, Corporate Governance, Governance Documents, Code of Business Conduct & Ethics, and is also available in print to any stockholder who requests it from us.

Director Independence

In accordance with New York Stock Exchange rules, our Board annually reviews and determines the independence of each director and nominee for election as a director in accordance with our Corporate Governance Guidelines, which incorporates all elements of the independence standards set forth in the New York Stock Exchange Listed Company Manual. Our director independence standards are available at http://www.douglasemmett.com under the headings Investor Relations, Corporate Governance, Governance Documents, Corporate Governance Guidelines.   Based on these standards, our Board determined that each of Leslie E. Bider, Victor J. Coleman, Ghebre Selassie Mehreteab, Thomas E. O’Hern, Dr. Andrea Rich and William Wilson III , is independent and has no material relationship with us.

BOARD MEETINGS AND COMMITTEES

During 2008, our Board held five meetings and acted by written consent three times, one of which was jointly with the Nominating and Governance Committee. Our Board has three separately designated standing committees: the Nominating and Corporate Governance Committee (the “Governance Committee”), the Audit Committee and the Compensation Committee. Each member of these standing committees has been determined to meet the standards for “director independence” under the rules of the SEC and the rules and regulations of the New York Stock Exchange. Each incumbent director attended at least 75% of the aggregate number of meetings of our Board and meetings of committees of our Board on which she or he served during 2008.

Nominating and Corporate Governance Committee

The members of the Governance Committee are Dr. Andrea L. Rich, Chairperson, Ghebre Selassie Mehreteab and William Wilson III. The Governance Committee has adopted a charter that is posted on our website at http://www.douglasemmett.com under the headings Investor Relations, Corporate Governance, Committee Charters. The Governance Committee manages the process for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills and characteristics required on our Board, the current makeup of our Board, the results of the evaluations, and the wishes of our Board members to be re-nominated, the Governance Committee recommends to our Board whether those individuals should be re-nominated. The Governance Committee is also responsible for the corporate governance practices and policies of our Board and its committees. Under our Corporate Governance Guidelines, the chairperson of the Governance Committee also chairs our quarterly executive sessions of non-management directors. The Governance Committee met three times during 2008 and acted by written consent two times, including once jointly with the Board.

On at least an annual basis, the Governance Committee reviews with our Board whether it believes our Board would benefit from adding a new member(s), and if so, the appropriate skills and characteristics required for the new member(s). If our Board determines that a new member would be beneficial, the Governance Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source, are reviewed under the same process. The Governance Committee (or its chairman) screens the available information about the potential candidates. Based on the results of the initial screening, interviews with viable candidates are scheduled with Governance Committee members, other members of our Board and senior members of our management. Upon completion of these interviews and other due diligence, the Governance Committee may recommend to our Board the election or nomination of a candidate.

All Board nominees must demonstrate an ability to make meaningful contributions to the oversight of our business and affairs and also must have a reputation for honesty and ethical conduct in their personal and professional activities. The Governance Committee also believes that all directors should share qualities such as independence, experience and strong communication and analytical skills. We require specific approval by the Governance Committee of service by any of our directors on more than three boards of directors of public companies (including service on our board) or on more than two Audit Committees of other public companies if such director also serves on our Audit Committee. We also generally limit service of independent directors on our Board to seven years, although that limit may be waived by the Governance Committee. Finally, our policy requires our directors to submit a letter of resignation upon a material change in their current employment status or job responsibilities, which the Governance Committee may accept or reject in its sole discretion.

We expect that candidates for independent Board members will typically be found through recommendations from directors or others associated with us or with the help of executive search firms (which receive a fee for their services). In any given search, the Governance Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of our Board and our perceived needs. However, during any search, the Governance Committee reserves the right to modify its stated search criteria for exceptional candidates. Our stockholders may also recommend candidates by sending the candidate’s name and resume to the Governance Committee under the provisions set forth below for communication with our Board. No such suggestions from our stockholders were received in time for the 2009 Annual Meeting.

Audit Committee

The members of the Audit Committee are Thomas E. O’Hern, Chairman, Leslie E. Bider and Ghebre Selassie Mehreteab. The Audit Committee has adopted a charter, which is posted on our website at http://www.douglasemmett.com under the headings Investor Relations, Corporate Governance, Committee Charters. The principal functions of the Audit Committee are to review the plan and results of our independent audit with our independent registered public accounting firm and management, to review our systems of internal control over financial reporting, and to engage or discharge our independent registered public accounting firm. Our Audit Committee must approve any decision to hire any person who served as a senior member of the audit team of our independent auditor within the prior two years. The Audit Committee met six times during 2008.

As required in the Audit Committee Charter, our Board has determined that each member of the Audit Committee is “independent” and that Thomas E. O’Hern, Chairman of our Audit Committee, is an audit committee financial expert, each as defined under the rules of the SEC and the rules and regulations of the New York Stock Exchange. The material in this paragraph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that it specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

Compensation Committee

The members of the Compensation Committee are Victor J. Coleman, Chairman, Dr. Andrea L. Rich and Leslie E. Bider. The Compensation Committee has adopted a charter, which is posted on our website at http://www.douglasemmett.com under the headings Investor Relations, Corporate Governance, Committee Charters. The principal functions of the Compensation Committee are (i) to review and make recommendations to our Board with respect to the direct and indirect compensation and employee benefits of the Chairman, President and our other executive officers, (ii) to review, administer and make recommendations to our Board with respect to any incentive plans and bonus plans that include elected officers, (iii) to review our policies relating to the compensation of senior management and other employees, and (iv) to address matters relating to our stock option plans and provide recommendations to our Board as to grants of stock options. In addition, the Compensation Committee reviews management’s long-range planning for executive development and succession, establishes and periodically reviews policies on perquisites and performs certain other review functions relating to management compensation and employee relations policies. The Compensation Committee met once during 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee is responsible for oversight of our compensation and employee benefit plans and practices, including our executive compensation, incentive compensation and equity-based plans. The Compensation Committee also establishes our policies with respect to compensation of executive officers, including our named executive officers (as defined below) and reviews and presents to our Board for its approval our executive compensation disclosures required by the U.S. Securities and Exchange Commission (“SEC”). Throughout this Proxy Statement, we refer to our Chief Executive Officer and Chief Financial Officer, as well as the other individuals included in the Summary Compensation Table below, as our “named executive officers.”

Compensation Philosophy and Objectives

We seek to maintain a competitive total compensation package that aligns the economic interest of our named executive officers with that of our stockholders and rewards individual and corporate performance, while also considering multiple factors including the expenditure required and accounting, tax and share dilution impacts. Subject to our existing contractual obligations, the Compensation Committee also compares compensation levels and structures with that of other employers, based on a benchmark analysis prepared by the Compensation Committee’s outside compensation consultants, SMG Advisory Group LLC, a nationally recognized firm specializing in the real estate industry.  Our benchmark group for 2008 consisted of 14 REITs in three sectors including office, industrial and diversified: Alexandria Real Estate Equities, Inc., AMB Property Corporation, Boston Properties, Inc., Brandywine Realty Trust, Digital Realty Trust, Inc., Duke Realty Corporation, iStar Financial, Kilroy Realty Corporation, Liberty Property Trust, Mack-Cali Realty Corporation, ProLogis, PS Business Parks, Inc., SL Green Realty Corp. and Vornado Realty Trust. Our benchmark group for 2008 was consistent with our 2007 benchmark group, except for two companies whose market capitalization in 2008 was no longer in a range comparable to ours.

Compensation Components

The principal components of compensation for our named executive officers for 2008 were:

•	salary;

•	incentive compensation; and

•	perquisites and other personal benefits.

Salary. Our general approach to compensating executives is to pay cash salaries that are commensurate with the executive’s experience and expertise and, where relevant, are comparable to the salaries paid to executives in competitive businesses.  We establish salary levels for our named executive officers annually as part of their total compensation package based on matters including (i) the responsibilities of the position, (ii) the individual’s salary history, performance and perceived ability to influence our financial performance in the short and long-term, (iii) the compensation of our other employees, and (iv) an evaluation of salaries for similar positions in our benchmark group and other competitive factors. Each of the salaries of Messrs. Kaplan, Panzer, and Kamer was originally set in their employment agreement with us, which was negotiated prior to our initial public offering and the establishment of the Compensation Committee. The salary of Mr. Emmett was set by negotiation prior to our initial public offering and the establishment of the Compensation Committee. Subject to their employment agreements, we consider salary levels for our named executive officers annually as part of our performance review process as well as upon any promotion or other change in job responsibility. Changes in salary may reflect changes in the cost of living, changes in compensation paid by our benchmark group and other employers, or the Compensation Committee’s assessment of the individual’s performance.

Based on the current global economic conditions and declines in stock prices, despite our excellent overall operating performance during 2008, the Compensation Committee did not increase the salaries of our named executive officers for 2009. For information concerning the value of the salaries of each of our named executive officers during 2008, see “SUMMARY COMPENSATION TABLE.”

Incentive Compensation. Most of the compensation for our named executive officers has been paid in the form of discretionary compensation based on the Compensation Committee’s assessment of the executive’s individual performance and our overall performance during the year.  The Compensation Committee has not set criteria in advance, but rather has retained the discretion to award amounts based on its assessment of performance at the end of the year.  Commencing with 2007, we have considered annual bonuses and annual equity grants under our 2006 Plan for our officers and key managers, including our named executive officers, as a single integrated process.

In determining aggregate 2008 incentive compensation at its meeting in January 2009, the Compensation Committee considered our operating performance in 2008.  While the Compensation Committee considered that performance to be excellent, since we achieved an “FFO” of $1.36, significantly more than the $1.25 to $1.29 projected at the beginning of 2008, the Compensation Committee also noted that our stock price had declined significantly in the last part of the year as the stock market reacted to the global economic crisis.  Based on this situation, the Compensation Committee determined to reduce the aggregate incentive compensation (cash and equity) of Mr. Kaplan and Mr. Panzer by approximately 9% from $5.5 million in 2007 to $5.0 million in 2008, which placed their total compensation (including salary, cash bonus and equity grants for 2008) at the approximate 50th percentile of chief executive officers at our benchmark group and at the approximate 65th percentile of those entities with a chief operating officer or equivalent, although we believe that Mr. Panzer’s responsibilities exceed those of most of these persons.   Based on the data provided by its compensation consultant, the Compensation Committee raised Mr. Kamer’s incentive compensation so that his total compensation (including salary, cash bonus and equity grants for 2008) would be at the approximate 50th percentile of chief financial officers at our benchmark group.

For 2008, we treated our named executive officers like our other officers and key managers, and provided 50% of their aggregate 2008 incentive compensation in cash and the remaining 50% in equity.  The equity was valued based on the value of the common stock on the date of the award in the case of LTIP Units, and in the case of options the aggregate value to be recognized for financial statement reporting purposes in accordance with FAS 123(R) over the life of the award, excluding estimated forfeitures related to service-based vesting conditions. As we use the aggregate value of the award, rather than the amount charged during the year in question (as reported in the Summary Compensation Table below), the amounts in that table do not reflect the numbers we use in our decisions.  The value of the equity awards to our named executive officers was divided 50% in LTIP Units and 50% in options. One quarter of the options and LTIP Units were vested on grant, and the remainder vest over three years.

For information concerning the cash bonus of each of our named executive officers for 2008, see “SUMMARY COMPENSATION TABLE.” For information concerning the equity awards granted to each of our named executive officers with respect to 2008, see “GRANTS OF PLAN BASED AWARDS.”

Perquisites and Other Personal Benefits. Our named executive officers participate in our employee plans on the same basis as other employees, including vacation, medical and health benefits and our retirement savings plan under Section 401(k) of the Internal Revenue Code. In addition, we provide our named executive officers with limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions: (i) each of Messrs. Kaplan and Panzer is entitled to the use of an automobile, reimbursement of certain tax and financial services fees, a personal umbrella insurance policy and family health insurance; (ii) Mr. Kamer is entitled to reimbursement for family health insurance costs, since he does not participate in our medical plans, and a car allowance; and (iii)  Mr. Emmett receives an automobile allowance. The benefits for Messrs. Kaplan, Panzer and Kamer are required pursuant to their employment agreements. Messrs. Emmett, Kaplan and Panzer are also entitled to use their secretaries for personal matters, which we believe can increase the efficiency of their efforts for us. These benefits are considered by the Compensation Committee in its review of compensation for our named executive officers, and no changes were made with respect to 2008 or 2009. We believe these perquisites, while not representing a significant portion of our named executive officers’ total compensation, reflect our intent to create overall market comparable compensation packages. For information concerning the value of the perquisites of each of our named executive officers during 2008, see “SUMMARY COMPENSATION TABLE.”

Tax and Accounting Implications

The Compensation Committee considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals under certain circumstances. The Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to make that compensation deductible while simultaneously provided the executives with appropriate compensation for their performance. We believe that the compensation paid to our named executive officers in 2008 should generally be fully deductible for federal income tax purposes.

We account for stock-based payments, including awards under our 2006 Omnibus Stock Incentive Plan, in accordance with the requirements of FASB Statement 123(R).

Role of Executive Officers in Compensation Decisions

Under its charter, the Compensation Committee makes all compensation decisions with respect to our Chief Executive Officer and our other named executive officers and all other elected officers, although it may consult with other advisors, including our Chief Executive Officer and other officers, as it deems appropriate. In determining the appropriate compensation levels for our Chief Executive Officer and our Chief Operating Officer, the Compensation Committee meets outside the presence of all of our executive officers. With respect to our other named executive officers, the Compensation Committee receives a report and recommendation from our Chief Executive Officer and our Chief Operating Officer.

Change of Control Payments

As described below under Principal Compensation Agreements and Plans—Employment Agreements, we are obligated under our employment contracts with Messrs. Kaplan, Panzer and Kamer to make severance payments to them in the event they terminate their employment within 18 months after a change of control as defined in those agreements. In addition, the awards we have made under our 2006 Plan provide that if following a change of control either the employment of a participant (including any of our named executive officers) is terminated without cause by us or for good reason by the participant, or our Common Stock is no longer publicly traded, then any unvested options or LTIP Units will immediately vest.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
Victor J. Coleman, Chairman
Dr. Andrea L. Rich
Leslie E. Bider

PRINCIPAL COMPENSATION AGREEMENTS AND PLANS

2006 Omnibus Stock Incentive Plan

For a discussion of our 2006 Plan, see Proposal 3 above.

Employment Agreements

Kaplan, Panzer and Kamer Employment Agreements. On October 23, 2006, we and our operating partnership entered into employment agreements with Messrs. Kaplan, Panzer and Kamer with the following principal terms:

•	Salary: Each of Messrs. Kaplan and Panzer is entitled to receive a salary of not less than $950,000, and Mr. Kamer is entitled to receive a salary of not less than $575,000.

•
Bonus: Under the terms of their employment agreements as written, each of Messrs. Kaplan and Panzer is entitled to receive an annual bonus of up to 200% of salary, and Mr. Kamer is entitled to receive an annual bonus of up to 120% of salary, based upon meeting reasonable criteria to be established by the Compensation Committee in consultation with the officer.  As noted above, since our IPO we have not been following this approach and have instead applied the same integrated approach to cash bonuses and equity grants with respect to each year as we do for our other officers and key managers, with the amount of the incentive compensation for our named executive officers based on our benchmark group.

•
Perquisites and Other Benefits: Mr. Kaplan and Mr. Panzer are entitled to the use of an automobile, reimbursement of tax and financial services fees, a personal umbrella insurance policy and family health insurance. Mr. Kamer is entitled to reimbursement for family health insurance costs, since he does not participate in our medical plans, and a car allowance.

•
Term: The term of each employment agreement ends December 31, 2010, subject to one year extensions if no notice is given at least 60 days prior to the end of the then term, and earlier termination with or without cause (although 30-days’ prior notice is required where the termination is by us without “cause” or by the officer for “good reason”). Good reason includes a termination by the officer within 18 months after the occurrence of a change of control.

•
Severance Payments: If we terminate the officer’s employment without cause or if the officer terminates his employment for good reason, he will receive severance equal to (a) compensation equal to three (two in the case of Mr. Kamer) times the average of his total compensation over the last three full calendar years ending prior to the termination date, including (i) his salary, (ii) his annual bonus, and (iii) the value (based on the Black-Scholes value in the case of options and the value of the underlying grants in the case of LTIP Unit awards or outperformance plans) of any equity or other compensation plans granted or awarded to the officer; and (b) continued coverage under our medical and dental plans for himself and his eligible dependants for a three-year period (two-year period for Mr. Kamer) following his termination. If there are less than three full calendar years, the average will be based on (i) 2006 (including compensation paid by our predecessor) and (ii) any other fully completed years prior to the date of the officer’s termination. Any payments made to the officer if we experience a change of control will be grossed-up as necessary to adjust for the imposition of any excise taxes under Section 280G of the Code.

•
Other Termination Payments: Upon the officer’s death or disability, he will receive continued medical benefits for himself and his eligible dependents for a period of twelve months plus a pro-rated portion of his annual bonus.

•
Non-competition: Each of these employment agreements also contains confidentiality and non-solicitation provisions effective through the term of the agreement and for a period of two years (confidentiality) and one year (non-solicitation) thereafter, as well as a non-competition provision that applies during the term of the agreement, and under which the officer covenants that he will not: (i) for his own account engage in any business that invests in or deals with large and mid-size office buildings and multifamily properties in Los Angeles County and Hawaii (larger than 50,000 square feet for office properties and 50 units for apartment buildings); (ii) enter the employ of, or render any consulting or any other services to, any such entities that so compete, directly or indirectly, with any business carried on by us or any of our subsidiaries; or (iii) become interested in any such competing entity in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; provided, however, that the officer may own, directly or indirectly, solely as a passive investment, 5% or less of any class of securities of any entity traded on any national securities exchange and any assets acquired in compliance with the requirements of the aforementioned non-competition provisions.

SUMMARY COMPENSATION TABLE

The following table sets forth the salary and other compensation earned by our named executive officers for 2006, 2007 and 2008. As noted above, we began operations on October 30, 2006 upon the consummation of our initial public offering. Accordingly, we only began paying compensation to our named executive officers on October 31, 2006. The discussion of executive compensation below and information disclosed in the Summary Compensation Table and Grants of Plan Based Awards table for 2006 reflect executive compensation paid and grants awarded during the period from October 31, 2006 to and including December 31, 2006. Where appropriate to assist the reader in an evaluation of the information presented, we have annualized the 2006 information as noted in the relevant footnote.

Name & Principal Position	Year	Salary $(1)	Bonus $(2)	LTIP Unit Awards $(3)	Option Awards $(4)	All Other Compensation $(5)	Total $
Dan A. Emmett	2008	$100,000	$0	$31,174	$24,287	$59,705	$215,166
Chairman of the Board	2007	$100,000	$0	$0	$0	$76,144	$176,144
	2006	$100,000	$950,000	$504,000	$400,001	$95,356	$2,049,357

Jordan L. Kaplan	2008	$1,000,000	$2,500,000	$1,246,281	$971,430	$89,117	$5,806,828
President and CEO	2007	$950,000	$1,500,000	$0	$0	$106,152	$2,556,152
	2006	$950,000	$950,000	$7,056,000	$5,600,000	$122,507	$14,678,507

Kenneth M. Panzer	2008	$1,000,000	$2,500,000	$1,246,281	$971,430	$38,694	$5,756,405
Chief Operating Officer	2007	$950,000	$1,500,000	$0	$0	$53,000	$2,503,000
	2006	$950,000	$950,000	$7,056,000	$5,600,000	$47,660	$14,603,660

William Kamer	2008	$600,000	$550,000	$721,262	$348,446	$23,400	$2,243,108
Chief Financial Officer	2007	$575,000	$287,500	$953,184	$208,000	$23,400	$2,047,084
	2006	$575,000	$0	$158,864	$34,800	$24,012	$792,676

(1)	Salary amounts for 2006 reflect the salary paid to each officer for the period from October 31, 2006 through December 31, 2006, annualized for the convenience of the reader.
(2)
Bonuses are cash amounts paid to each officer with respect to the year in question, whether paid in that year or the next. With respect to 2007 and 2008, the Compensation Committee considered annual bonuses and equity grants as an integrated package, but in accordance with applicable rules, the amounts set forth in this column do not include any amounts for equity grants even though we consider these as an integrated number. For a summary of the equity grants, please see “GRANTS OF PLAN BASED AWARDS.” The amounts for 2006 have not been annualized, since the amount paid by us was based on the entire year. We did not pay Mr. Kamer a bonus in 2006, as he received a bonus from our predecessor operating companies prior to our initial public offering.

(3)
The amounts in this column reflect the following awards of LTIP Units: (i) Mr. Emmett, 30,000 LTIP Units on October 23, 2006 and 2,287 LTIP Units on January 25, 2008; (ii) each of Messrs. Kaplan and Panzer, 420,000 LTIP Units on October 23, 2006 and 91,450 LTIP Units on January 25, 2008; and (iii) Mr. Kamer, 101,500 LTIP Units on October 23, 2006 and 13,146 LTIP Units on January 25, 2008. We used the value recognized for financial statement reporting purposes in accordance with FAS 123(R), under the assumptions included in footnote 13 to our audited financial statements for the year ended December 31, 2008 included in our Annual Report to Stockholders, excluding estimated forfeitures related to service-based vesting conditions. Accordingly, no amounts were included for the grants made in January 2009.

(4)
The amounts in this column reflect awards of options to purchase the following numbers of shares of our Common Stock: (i) Mr. Emmett, 177,778 shares on October 23, 2006 and 26,456 shares on January 25, 2008; (ii) each of Messrs. Kaplan and Panzer, 2,488,889 shares on October 23, 2006 and 1,058,202 shares on January 25, 2008; and (iii) Mr. Kamer, 386,667 shares on October 23, 2006 and 152,117 shares on January 25, 2008. We used the value recognized for financial statement reporting purposes in accordance with FAS 123(R), under the assumptions included in footnote 13 to our audited financial statements for the year ended December 31, 2008 included in our Annual Report to Stockholders, excluding estimated forfeitures related to service-based vesting conditions. Accordingly, no amounts were included for the grants made in January 2009.

(5)	The amount shown for each named executive officer reflects:
•
matching contributions that we allocated to each named executive officer under our 401K Plan. We have not annualized these contribution amounts in 2006 since the amount paid by us was based upon the entire year;

•
any estimated aggregate incremental cost to us attributable to personal use of administrative assistance services provided by us for that named executive officer. We have annualized these amounts in 2006 for the convenience of the reader;

•	the cost of financial planning services reimbursed by us, with 2006 amounts annualized for the convenience of the reader;
•	any auto allowances and any reimbursement of medical insurance premiums paid to that named executive officer, with 2006 amounts annualized for the convenience of the reader.

GRANTS OF PLAN BASED AWARDS

In connection with our annual performance reviews and bonuses for 2008 we made certain grants of options and LTIP Unit awards in January 2009 with respect to 2008 as follows:

Name	Grant Date(1)	Non-incentive Stock Awards or LTIP Units (#)	Non-incentive Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of LTIP Unit Awards(1) and Option Awards(2) ($/sh or Unit)
Dan A. Emmett	1/12/09	4,379			$46,257
	1/12/09		54,348	$11.42	$50,000
Jordan L. Kaplan	1/12/09	109,458			$1,156,259
	1/12/09		1,358,696	$11.42	$1,250,000
Kenneth M. Panzer	1/12/09	109,458			$1,156,259
	1/12/09		1,358,696	$11.42	$1,250,000
William Kamer	1/12/09	24,081			$254,378
	1/12/09		298,914	$11.42	$275,000
___________
(1)
The Compensation Committee approved these grants on January 5, 2009, but at that time fixed the grant date as January 12, 2009 in order to provide time for employee reviews. As set by the Compensation Committee on January 5, 2009, the exercise price of the options is based on the closing price on the date of grant. The closing price on January 12, 2009 was $11.42.

(2)
Options and LTIP Units are valued at the grant date fair value computed in accordance with FAS 123(R), excluding estimated forfeitures related to service-based vesting conditions. The assumptions and methodology used in the calculation of this amount are included in our audited financial statements included in our Annual Report of Form 10-K for 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				LTIP Unit Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of LTIP Units That Have Not Vested(2)	Market Value of LTIP Units That Have Not Vested(2)
Dan A. Emmett	177,778	0	$21.00	10/30/2016	1,143	$14,928
	13,228	13,228	$21.87	12/31/2017
Jordan L. Kaplan	2,488,889	0	$21.00	10/30/2016	45,725	$597,169
	529,102	529,100	$21.87	12/31/2017
Kenneth M. Panzer	2,488,889	0	$21.00	10/30/2016	45,725	$597,169
	529,102	529,100	$21.87	12/31/2017
William Kamer	193,334	193,333	$21.00	10/30/2016	57,323	$748,638
	76,059	76,058	$21.87	12/31/2017
_____________
(1)
Unvested options having an expiration date of October 30, 2016 vest one half on January 1, 2010, and one half after January 1, 2011.  Unvested options having an expiration date of December 31, 2017 vest one-half on December 31, 2009 and one-half on December 31, 2010.

(2)
These unvested LTIP Units vest one half on December 31, 2009, and one half on December 31, 2010; and their value is based on the closing price for our Common Stock of $13.06 on December 31, 2008 at the rate of one share for each LTIP Unit.

OPTION EXERCISES AND STOCK VESTED

None of our named executive officers exercised any stock options during the year ended December 31, 2008.

The following table sets forth the LTIP Units held by our named executive officers that vested during 2008:

Name	Number of LTIP Units Vested	Value Realized on Vesting ($)(1)
Dan A. Emmett	1,144	$14,941
Jordan L. Kaplan	45,725	$597,169
Kenneth M. Panzer	45,725	$597,169
William Kamer	31,948	$417,241
____________
(1)	Amounts represent market value as of the vesting of award, based on the closing price for our Common Stock of $13.06 on December 31, 2008 at the rate of one share for each LTIP Unit.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The section below provides information concerning the amount of compensation payable to each of our named executive officers in the event of termination of such executive’s employment, including certain estimates of the amount, which would have been paid on certain dates under what we believe to be reasonable assumptions. However, the actual amounts to be paid out can only be determined at the time of such executive’s termination.

Payments Made Upon Termination

Regardless of the manner in which any of our employees (including any of our named executive officers) is terminated, the employee is entitled to receive certain amounts due during such employee’s term of employment. Such amounts include:

•	any unpaid salary from the date of the last payroll to the date of termination;

•	any unpaid annual bonus for a previously completed year;

•	reimbursement for any properly incurred unreimbursed business expenses; and

•	unpaid, accrued and unused personal time off through the date of termination.

In addition, the officer will retain certain rights:

•	any existing rights to indemnification for prior acts through the date of termination; and

•	any options and LTIP Units awarded pursuant to our 2006 Plan to the extent provided in that Plan and the grant or award.

The awards we have made under the 2006 Plan provide that if a participant’s (including any of our named executive officers who have unvested options or LTIP Units) employment is terminated without cause by us or for good reason by the participant, or if our Common Stock is no longer publicly traded following a change of control, then any unvested options or LTIP Units will immediately vest.

Mr. Emmett

Mr. Emmett does not have any contractual severance arrangements on termination, except that under the terms of our standard agreements, Mr. Emmett’s unvested options and LTIP Units would become vested if his employment is terminated without cause by us or for good reason by him, or if our Common Stock is no longer publicly traded following a change of control. As a result, based on our Common Stock closing price on December 31, 2008, we estimate that the approximate value of these severance payments in the case of a termination without cause or with good reason immediately following December 31, 2008 is estimated at $147,118.

Messrs. Kaplan, Panzer and Kamer

As noted above under “Principal Compensation Agreements and Plans—Employment Agreements”, each of Messrs. Kaplan, Panzer and Kamer has an employment agreement with us. In addition to those payments made upon termination noted immediately above, these agreements provide for the following additional benefits on certain terminations:

Payments Made Upon Termination by Us Without Cause or by the Officer for Good Reason. If we terminate Messrs. Kaplan, Panzer or Kamer’s employment without cause or if the officer terminates his employment for good reason, he will receive severance equal to (a) compensation equal to three (two in the case of Mr. Kamer) times the average of his total compensation over the last three full calendar years ending prior to the termination date, including (i) his salary, (ii) his annual bonus, and (iii) the value (based on the Black-Scholes value in the case of options and the value of the underlying grants in the case of LTIP Unit awards) of any equity or other compensation granted or awarded to him; and (b) continued coverage under our medical and dental plans for himself and his eligible dependants for a three-year period (two-year period for Mr. Kamer) following his termination. If the officer has been employed by us for less than three full calendar years, the average is based on (i) 2006 (including compensation paid by our predecessor) and (ii) any other fully completed years prior to the date of the officer’s termination. Under the applicable employment agreements for Messrs. Kaplan, Panzer and Kamer, good reason includes a termination by the officer within 18 months after the occurrence of a change of control. In order to receive such severance, the officer must execute a release of all claims and comply with the remaining confidentiality and non-solicitation provisions.

Based on the compensation paid in 2006, 2007 and 2008, the grants of options and LTIP Units in connection with and following the closing of our initial public offering, and using medical insurance premiums and the price of our Common Stock as of December 31, 2008, we estimate that the approximate value of these severance payments and benefits in the case of a termination without cause or with good reason immediately following December 31, 2008 would have been $28,746,776 for Mr. Kaplan, $28,724,137 for Mr. Panzer and $6,171,477 for Mr. Kamer. In addition, the unvested option and LTIP Units of each executive would vest immediately, resulting in them receiving additional value estimated at $3,606,804 for Mr. Kaplan, $3,606,804 for Mr. Panzer and $1,769,502 for Mr. Kamer, based on the price of our Common Stock as of December 31, 2008.

Payments on Termination following a Change of Control. As noted above, under the applicable employment agreements for Messrs. Kaplan, Panzer and Kamer, good reason includes a termination by the officer within 18 months after the occurrence of a change of control. As a result, on any such termination, the officer involved would be entitled to the severance payment outlined above. In addition, any payments made to the officer if we experience a change of control will be grossed-up as necessary to adjust for the imposition of excise taxes under Section 280G of the Code. The exact calculation of the amount of such gross up payments are complex, but we estimate that had a termination in connection with a change of control occurred immediately after December 31, 2008 and had Messrs. Kaplan, Panzer and Kamer terminated their employment on such date, the total approximate value of these severance payments (including the gross up payment) would have been approximately $43,833,352 for Mr. Kaplan and $43,807,085 for Mr. Panzer and approximately $9,257,423  for Mr. Kamer. In addition, the unvested option and LTIP Units of each executive would vest immediately, resulting in them receiving additional value estimated at approximately $3,606,804 for Mr. Kaplan and for Mr. Panzer and approximately $1,769,502 for Mr. Kamer, based on the price of our Common Stock as of December 31, 2008.

Payments Made Upon Death or Disability. In the event of the death or disability of Messrs. Kaplan, Panzer or Kamer, the officer (or his estate) will receive continued medical benefits for himself and his eligible dependents for a period of twelve months, plus a pro-rated portion of the officer’s annual bonus that he otherwise would have been paid based upon actual performance for the year and the percentage of the year that elapsed through the date of his termination of employment. Using current medical insurance premiums, we estimate that the approximate value of the continued medical benefit payments in the case of a termination for death or disability immediately following December 31, 2008 would have been $23,594 for Mr. Kaplan, and $13,705 for Mr. Panzer and $14,400 for Mr. Kamer.

DIRECTOR COMPENSATION

Our directors who are employees of our company or our subsidiaries are not entitled to receive additional compensation for their services as directors. Upon initial election to our Board, each of our non-management directors receives an initial one-time grant of 7,500 LTIP Units that vest ratably over a three-year period.  Our non-management directors receive an annual fee of $75,000, any or all of which may be paid in cash or in LTIP Units awarded under our 2006 Plan at the election of the director.  Any LTIP Units are awarded at the beginning of each calendar year and vest on a quarterly basis over the year in question. Any non-management director who also serves as chairman of the Audit Committee received an additional annual fee of $20,000, and any non-management director who also serves as chairman of the Compensation Committee or the Governance Committee received an additional annual fee of $12,500, each paid in cash on a quarterly basis. We also reimburse all directors for reasonable expenses incurred to attend meetings of our Board or committees.

The table below summarizes the compensation paid by us to non-management directors for 2008:

Name(1)	Fees Earned or Paid in Cash ($)	LTIP Unit Awards ($)(2)	Total ($)
Leslie E. Bider	$0	$114,389	$114,389
Victor J. Coleman	$12,500	$114,389	$126,889
Ghebre Selassie Mehreteab	$0	$114,389	$114,389
Thomas E. O’Hern	$20,000	$114,389	$134,389
Dr. Andrea L. Rich	$12,500	$114,389	$126,889
William Wilson III	$0	$114,389	$114,389
___________
(1)
Messrs. Emmett, Kaplan and Panzer are not included in this table as they are our employees and thus receive no additional compensation for their services as directors. The compensation received by Messrs. Emmett, Kaplan and Panzer as our employees is shown in the Summary Compensation Table.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes for 2008 in accordance with FAS 123(R). On December 31, 2008, each non-management director held an aggregate of 13,135 LTIP Units which includes (i) an initial grant of 7,500 LTIP Units on October 23, 2006 vesting over three years with a fair value on the date of grant of $152,250; (ii) a grant on January 1, 2007 of 325 fully vested LTIP Units with respect to his or her retainer for 2006 with a fair value on the date of grant of $8,642; (iii) a grant on January 2, 2007 of 1,880 LTIP Units vesting quarterly over the remainder of 2007 with respect to his or her retainer for 2007 with a fair value on the date of grant of $49,989; and (iv) a grant on January 25, 2008 of 3,430 LTIP Units vesting quarterly over the remainder of 2008 with respect to his or her retainer for 2008 with a fair value on the date of grant of $75,014. The fair value of the LTIP Units was determined in accordance with FAS 123(R) based on the market value of our Common Stock on the date of grant and a discount for post-vesting restrictions on certain LTIP Units.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or was a Douglas Emmett officer or employee, or is related to any other member of the Compensation Committee or any member of our Board, or any of our executive officers by blood, marriage or adoption. None of our executive officers has served on the board of directors or on the compensation committee of any other entity which had an officer who served on our Board or our Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

In October 2008, we completed the initial closing of $300 million of equity commitments for our newly formed institutional fund, Douglas Emmett Fund X, LLC ("Fund X"), of which we committed $150 million.  Mr. Kaplan, our Chief Executive Officer, in his individual capacity, and Messrs. Emmett and Panzer, our Chairman of the Board and Chief Operating Officer, respectively, through an affiliated limited partnership and living trust, respectively, each committed $750,000 in the initial closing on the same basis as the third party investors in Fund X.

In connection with the initial closing, we contributed to Fund X the six office properties that we acquired in March 2008 as well as the related $365 million loan.   Fund X contemplates a fund raising period through July 2009 and an investment period of up to four years followed by a value creation period of up to ten years.  With limited exceptions, Fund X will be our exclusive investment vehicle during its investment period, using the same underwriting and leverage principles and focusing primarily on the same markets as we have.

We have no material proceedings to which any of our directors, officers or affiliates, any owner of record or beneficially of more than 5% of any class of our voting securities, or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Our Code of Business Conduct and Ethics defines a conflict of interest as any situation in which a director, officer or employee has competing professional or personal interests, which could possibly make it difficult to fulfill his or her duties and responsibilities in an impartial manner. It is specifically required by our Code of Business Conduct and Ethics that all of our officers, directors and employees (i) fully disclose to the appropriate parties all actual or perceived conflicts of interest and (ii) ensure that their duties and responsibilities are handled in such a manner that ensures impartiality.

Under our Code of Business Conduct and Ethics conflicts of interest involving our directors and executive officers must be approved by a majority of disinterested directors on our Board, with any interested members abstaining. If such a waiver is granted a written authorization will be provided indicating that the individual may proceed with the proposed activity.

REPORT OF THE AUDIT COMMITTEE

The material in this report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

Although the Audit Committee oversees our financial reporting process on behalf of our Board consistent with the Audit Committee’s written charter, management has the primary responsibility for preparation of our consolidated financial statements in accordance with generally accepted accounting principles and the reporting process, including disclosure controls and procedures and the system of internal control over financial reporting. Our independent registered public accounting firm is responsible for auditing the annual financial statements prepared by management.

The Audit Committee has reviewed and discussed with management and its independent registered public accounting firm, Ernst & Young L.L.P., our December 31, 2008 audited financial statements and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2008. Prior to the commencement of the audit, the Audit Committee discussed with our management and independent registered public accounting firm the overall scope and plans for the audit. Subsequent to the audit and each of the quarterly reviews, the Audit Committee discussed with the independent registered public accounting firm, with and without management present, the results of their examinations or reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements.

In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statements on Auditing Standards No. 61, “Communication with Audit Committees” as amended by Statement on Auditing Standards No. 90, “Audit Committee Communications.” The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board's Ethics and Independence Rule 3526, "Communication with Audit Committees Concerning Independence". The Audit Committee discussed with the independent registered public accounting firm their independence from us and considered the compatibility of non-audit services with their independence.

Based upon the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC.

AUDIT COMMITTEE
Thomas E. O’Hern, Chairperson
Leslie E. Bider
Ghebre Selassie Mehreteab

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For 2007 and 2008, our independent registered public accounting firm was Ernst & Young, L.L.P., an Independent Registered Public Accounting Firm. The following table presents fees for professional services rendered by Ernst & Young L.L.P. for 2007 and 2008:

	2007	2008
Audit Fees	$1,005,000	$968,000
Audit-Related Fees	$0	$0
Tax Fees(1)	$1,181,000	$873,000
All Other Fees	$0	$0
___________
(1)	Tax fees include fees principally incurred for assistance with tax compliance matters.

Audit Committee Authorization of Audit and Non-Audit Services

The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the independent registered public accounting firm engaged to conduct the annual audit of our consolidated financial statements. In addition, the Audit Committee has adopted pre-approval policies and procedures that are detailed as to each particular service to be provided by the independent registered public accounting firm and require the Audit Committee to be informed of each service provided by the independent registered public accounting firm. Such policies and procedures do not permit the Audit Committee to delegate its responsibilities under the Securities Exchange Act of 1934, as amended, to management.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Ernst & Young L.L.P., and did so in the case of all of the fees for 2008. Pre-approval is generally provided by the Audit Committee for up to one year, as detailed as to the particular service or category of services to be rendered, as is generally subject to a specific budget. The Audit Committee may also pre-approve additional services of specific engagements on a case-by-case basis. The Audit Committee considered and determined that the provision of non-audit services by Ernst & Young L.L.P. was compatible with maintaining their independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as persons who own more than ten percent of our Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our Common Stock. Directors, executive officers and greater-than-ten percent stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of reports submitted to us and on written representations by certain directors and executive officers received by us that we will maintain for two years, we believe that all of our directors and executive officers, as well as persons who own more than ten percent of our Common Stock, filed all required reports on a timely basis during 2008.

STOCKHOLDER AND INTERESTED PARTY COMMUNICATIONS

Communications to our Board, any of its committees or the chairperson of the Governance Committee (who chairs the quarterly executive sessions of our non-managment directors) may be addressed to Corporate Secretary, Douglas Emmett, Inc., 808 Wilshire Blvd., Suite 200, Santa Monica, CA 90401, marked to the attention of the appropriate recipient. Copies of all communications so addressed will be promptly forwarded to the chairperson of the committee involved or, in the case of communications addressed to our Board as a whole, to the chairperson of the Governance Committee.

ANNUAL MEETING ATTENDANCE

We expect that all of our Board members will attend our Annual Meeting in the absence of a showing of good cause for failure to do so. Five of the nine members of our Board attended our 2008 Annual Meeting.

STOCKHOLDERS’ NOMINATIONS AND OTHER PROPOSALS FOR 2010 ANNUAL MEETING

Pursuant to Rule 14a-8 of the SEC, nominations and other proposals by eligible stockholders, which are intended to be presented at our Annual Meeting of Stockholders in 2010, must be received by us by December 30, 2009 in order to be considered for inclusion in our proxy materials.

A stockholder wishing to submit a nomination or other proposal for consideration at the 2010 annual meeting other than in our proxy materials is required to give written notice addressed to the Corporate Secretary, Douglas Emmett, Inc., 808 Wilshire Blvd., Suite 200, Santa Monica, CA 90401, of his or her intention to make such a proposal. The notice of a nomination or other proposal must be received by our Corporate Secretary no later than 5:00 p.m., Eastern Standard Time on December 30, 2009.

OTHER MATTERS

Our Board is not aware of any matter to be acted upon at our Annual Meeting other than as described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders are authorized to vote on that matter or matters in accordance with their best judgments.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report for the year ended December 31, 2008 is being mailed to Stockholders along with this Proxy Statement. Our Annual Report is not to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

By Order of the Board of Directors,

/s/ Jordan L. Kaplan
Jordan L. Kaplan
President and Chief Executive Officer

May 1, 2009

ANNEX A

DOUGLAS EMMETT, INC.
2006 OMNIBUS STOCK INCENTIVE PLAN
AMENDMENT NO. 1

Effective upon approval by the stockholders of Douglas Emmett, Inc., the terms of the Douglas Emmett, Inc. 2006 Omnibus Stock Incentive Plan (the "Plan") are hereby amended as follows:

1.           Increase in Number of Shares Authorized. The maximum number of shares of Stock reserved and available for issuance under Section 3(a) of the Plan shall be increased by 24,080,163 shares, which would bring the total number of shares of Stock available for future grant under the Plan as of April 13, 2009 to 27,600,000 (subject to adjustment as set forth in the Plan).

2.           Effect of Awards.  For purposes of determining the number of shares of Stock available for issuance under Section 3(a) of the Plan, the impact of any Awards made after April 13, 2009 shall be determined by multiplying the number of shares of Stock underlying such grant by the multiplier below:

Type of Award	Multiplier
Deferred Stock Award, Restricted Stock Award or Other Stock-Based Award that delivers the full value of the underlying Shares	2.0
Stock Option, Stock Appreciation Right or Other Stock-Based Award that delivers the value of the underlying Shares in excess of 100% of the Company’s stock price (e.g. Stock Options with an exercise price of at least 100% of such price) on the date of grant and which has a term of more than five years.	1.0
Stock Option, Stock Appreciation Right or Other Stock-Based Award that delivers the value of the underlying Shares in excess of 100% of the Company’s stock price on the date of grant and which has a term of five years or less	0.9

The impact of Awards made prior to April 13, 2009 will continue to be calculated in accordance with the second sentence of Section 3(a) of the Plan.

3.           Effect of Repurchases.  Shares of Stock and Stock equivalents repurchased by the Company with any cash proceeds from option exercises shall not be added back to the shares of Stock and Stock equivalents available for grant under the Plan.

4.           No Repricings without Stockholder Approval.  Notwithstanding anything to the contrary contained in the Plan, without the approval of a majority of the Company’s stockholders (i) no Stock Option or Stock Appreciation Right issued hereunder may be amended to reduce the exercise price thereof below the exercise price of such Stock Option or Stock Appreciation Right on the date of grant and (ii) no Stock Option or Stock Appreciation Right may be granted in exchange for the cancellation or surrender of a Stock Option or Stock Appreciation Right having a lower exercise price.  The second sentence of Section 16 of the Plan is hereby deleted.

5.           Maximum Term for Stock Appreciation Rights.  The term of each Stock Appreciation Right shall be fixed by the Committee, but no Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Appreciation Right is granted.

6.           Plan Remains in Effect.  Except as set forth herein, the terms of the Plan shall not be affected by this Amendment.  Capitalized terms not otherwise defined in this Amendment are as defined in the Plan.

ANNEX B

DOUGLAS EMMETT, INC.
2006 OMNIBUS STOCK INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Douglas Emmett, Inc. 2006 Omnibus Stock Incentive Plan (the "Plan").  The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and consultants of Douglas Emmett, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company.  It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

"Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

"Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Other Stock-Based Awards and Dividend Equivalent Rights.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

"Committee" means the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who meet the independence requirements imposed by the New York Stock Exchange, who are "outside directors" within the meaning of Section 162(m) of the Code and "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act.

"Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

"Deferred Stock Award" means Awards granted pursuant to Section 8.

"Dividend Equivalent Right" means Awards granted pursuant to Section 10.

"Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 19.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

"Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Committee; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), NASDAQ National System or a national securities exchange, the determination shall be made by reference to the closing price on such date.  If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations; provided further, however, that if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on NASDAQ or on a national securities exchange, the Fair Market Value shall be the "Price to the Public" (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

"Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

"Initial Public Offering" means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Act covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Stock shall be publicly held.

"Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

"Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

"Other Stock-Based Awards" means Awards granted pursuant to Section 9.

"Operating Partnership" means Douglas Emmett Properties, LP, a Delaware limited partnership, the entity through which the Company conducts its business and an entity that elected to be treated as a partnership for federal income tax purposes.

"Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

"Performance-based Award" means any Restricted Stock Award, Deferred Stock Award or Other Stock-based Award granted to a Covered Employee that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

"Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle.  The Performance Criteria (which shall be applicable to the organizational level specified by the Committee, including, but not limited to, the Company, the Operating Partnership or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

"Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Deferred Stock Award or Other Stock-based Award.

"Performance Goals" means, for a Performance Cycle, the specific goals established in writing by the Committee for a Performance Cycle based upon the Performance Criteria.

"REIT" means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

"Restricted Stock Award" means Awards granted pursuant to Section 7.

"Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

"Stock" means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

"Stock Appreciation Right" means any Award granted pursuant to Section 6.

"Subsidiary" means any corporation or other entity (other than the Company) in which the Company or the Operating Partnership has at least a 50 percent interest, either directly or indirectly.

"Ten Percent Owner" means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any "parent corporation" or "subsidiary corporation," as defined in Sections 424(e) and (f), respectively, of the Code.

SECTION 2.	ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)           Committee.  The Plan shall be administered by the Committee; provided, however, that any Awards granted prior to the  Initial Public Offering may be made by the Board.

(b)           Powers of Committee.  The Committee (or the Board prior to the Initial Public Offering) shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)           to select the individuals to whom Awards may from time to time be granted;

(ii)           to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Other Stock-Based Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)           to determine the number of shares of Stock to be covered by any Award;

(iv)           to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v)           to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)           subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

(vii)           at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Board and the Committee shall be binding on all persons, including the Company and Plan grantees.

(c)           Indemnification.  Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws, any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)           Stock Issuable.  The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 16,500,000, subject to adjustment as provided in Section 3(b); provided that not more than half of the authorized number shall be issued in the form of Incentive Stock Options.  For purposes of this limitation, each unit underlying an Other Stock-based Award shall count as one share and the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan.  Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan.  In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan.  Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that from and after the end of the Code Section 162(m) transition period applicable to the Company, Stock Options or Stock Appreciation Rights with respect to no more than half of the total number of shares of Stock authorized to be issued under this Plan may be granted to any one individual grantee during any one calendar year period.  The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)           Changes in Stock.  Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that can be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, (v) the number of Stock Options automatically granted to Non-Employee Directors, and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable.  The Committee shall also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration extraordinary dividends, acquisitions or dispositions of stock or property or any other similar corporate event to the extent necessary to avoid distortion in the value of the Awards.  The adjustment by the Committee shall be final, binding and conclusive.  No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

No adjustment shall be made under this Section 3(b) in the case of an Option or Stock Appreciation Right, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code or a modification of the Option or Stock Appreciation Right such that the Option or Stock Appreciation Right becomes treated as "nonqualified deferred compensation" subject to Section 409A.

(c)           Mergers and Other Transactions.  In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a "Sale Event"), the Committee reserves the right to accelerate the vesting and /or exercisability of all outstanding Awards.  Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder).  In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Committee, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable per share of Stock pursuant to the Sale Event (the "Sale Price") times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

(d)           Substitute Awards.  The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation.  The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.  Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.           ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and consultants of the Company and its Subsidiaries as are selected from time to time by the Committee in its sole discretion.

SECTION 5.           STOCK OPTIONS

(a)           Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options.  Incentive Stock Options may be granted only to employees of the Company, a "parent corporation" within the meaning of Section 424(e) of the Code or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(b)           Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant.  In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c)           Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.  In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)           Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date.  The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option.  An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)           Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased.  Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(i)           In cash, by certified or bank check or other instrument acceptable to the Committee;

(ii)           Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan.  Such surrendered shares shall be valued at Fair Market Value on the exercise date.  To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares shall have been owned by the optionee for at least six months; or

(iii)           By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection.  The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee).  In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(f)           Annual Limit on Incentive Stock Options.  To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.  To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.           STOCK APPRECIATION RIGHTS

(a)           Nature of Stock Appreciation Rights.  A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)           Grant and Exercise of Stock Appreciation Rights.  Stock Appreciation Rights may be granted by the Committee in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan.  In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option.  In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c)           Terms and Conditions of Stock Appreciation Rights.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

(i)           Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

(ii)           Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

SECTION 7.           RESTRICTED STOCK AWARDS

(a)           Nature of Restricted Stock Awards.  A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock").  Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.  The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement.  The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

(b)           Rights as a Stockholder.  Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award.  Unless the Committee shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Committee may prescribe.

(c)           Restrictions.  Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement.  Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 16 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder.  Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)           Vesting of Restricted Stock.  The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse.  Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested."  Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 16 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.           DEFERRED STOCK AWARDS

(a)           Nature of Deferred Stock Awards.  A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Committee may determine at the time of grant.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.  The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement.  The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.  At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

(b)           Election to Receive Deferred Stock Awards in Lieu of Compensation.  The Committee may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award.  Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Committee and in accordance with Section 409A and such other rules and procedures established by the Committee.  The Committee shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Committee deems appropriate.  Any such deferred compensation shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee but for the deferral.

(c)           Rights as a Stockholder.  During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Committee may determine.

(d)           Termination.  Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 16 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.           OTHER STOCK-BASED AWARDS

(a)           Nature of Other Stock-Based Awards.  Other Stock-Based Awards that may be granted under the Plan include Awards that are valued in whole or in part by reference to, or otherwise calculated by reference to or based on, shares of Stock, including without limitation:  (i) convertible preferred stock, convertible debentures and other convertible, exchangeable or redeemable securities or equity interests, (ii) partnership interests in a Subsidiary or operating partnership (iii) Awards valued by reference to book value, fair value or Subsidiary performance, and (iv) any class of profits interest or limited liability company interest created or issued pursuant to the terms of a partnership agreement, limited liability company operating agreement or otherwise by the Operating Partnership or a Subsidiary that has elected to be treated as a partnership for federal income tax purposes and qualifies as a "profits interest" within the meaning of IRS Revenue Procedure 93-27 with respect to a grantee in the Plan who is rendering services to or for the benefit of the issuing Operating Partnership or Subsidiaries.

(b)           Calculation of Reserved Shares.  For purposes of calculating the number of shares of Stock underlying an Other Stock-Based Award relative to the total number of shares of Stock reserved and available for issuance under Section 3(a) of the Plan, the Committee shall establish in good faith the maximum number of shares of Stock to which a grantee receiving such Award may be entitled upon fulfillment of all applicable conditions set forth in the relevant award documentation, including vesting conditions, partnership capital account allocations, value accretion factors, conversion ratios, exchange ratios and other similar criteria.  If and when any such conditions are no longer capable of being met, in whole or in part, the number of shares of Stock underlying Other Stock-Based Awards shall be reduced accordingly by the Committee and the related shares of Stock shall be added back to the shares of Stock otherwise available for issuance under the Plan.  Other Stock-Based Awards may be granted either alone or in addition to other Awards granted under the Plan.  The Committee shall determine the eligible grantees to whom, and the time or times at which, Other Stock-Based Awards shall be made; the number of Other Stock-Based Awards to be granted; the price, if any, to be paid by the grantee for the acquisition of such Other Stock-Based Awards; and the restrictions and conditions applicable to such Other Stock-Based Awards.  Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established performance goals and objectives, with related length of the service period for vesting, minimum or maximum performance thresholds, measurement procedures and length of the performance period to be established by the Committee at the time of grant in its sole discretion.  The Committee may allow Other Stock-Based Awards to be held through a limited partnership, or similar "look-through" entity, and the Committee may require such limited partnership or similar entity to impose restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of this Section 9.  The provisions of the grant of Other Stock-Based Awards need not be the same with respect to each grantee.

(c)           Restrictions on Transfer.  Awards made pursuant to this Section 9 may be subject to transfer restrictions, with conditions and limitations as to when Other Stock-Based Awards can be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which any applicable vesting, performance or deferral period lapses to be established by the Committee at the time of grant in its sole discretion.

(d)           Dividend Equivalents.  The award agreement, other award documentation in respect of an Other Stock-Based Award, or a separate agreement if required by Section 409A, may provide that the recipient of an Award under this Section 9 shall be entitled to receive, currently or on a deferred or contingent basis, dividends or Dividend Equivalents with respect to the number of shares of Stock underlying the Award or other distributions from the Operating Partnership prior to vesting (whether based on a period of time or based on attainment of specified performance conditions), as determined at the time of grant by the Committee in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Stock or otherwise reinvested.

(e)           Consideration.  Other Stock-Based Awards granted under this Section 9 may be issued for no cash consideration.

SECTION 10.         DIVIDEND EQUIVALENT RIGHTS

(a)           Dividend Equivalent Rights.  A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.  A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award.  The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents.  Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any.  Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments.  A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award.  A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b)           Interest Equivalents.  Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment.  Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c)           Termination.  Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 16 below, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 11.         PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a)           Performance-based Awards.  Any Covered Employee providing services to the Company and who is selected by the Committee may be granted one or more Performance-based Awards in the form of a Restricted Stock Award, Deferred Stock Award or Other Stock-based Award payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee.  The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Period.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.  The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Committee may not exercise such discretion in a manner that would increase the Performance-based Award granted to a Covered Employee.  Each Performance-based Award shall comply with the provisions set forth below.

(b)           Grant of Performance-based Awards.  With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award).  Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets.  The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-based Awards to different Covered Employees.

(c)           Payment of Performance-based Awards.  Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle.  The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d)           Maximum Award Payable.  The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is half of the total number of shares of Stock authorized to be issued under this Plan.

SECTION 12.         TRANSFERABILITY OF AWARDS

(a)           Transferability.  Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity.  No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution.  No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)           Committee Action.  Notwithstanding Section 12(a), the Committee, in its discretion, may provide either in the Award agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c)           Family Member.  For purposes of Section 12(b), "family member" shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)           Designation of Beneficiary.  Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death.  Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee.  If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13.         TAX WITHHOLDING

(a)           Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income.  The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee.  The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)           Payment in Stock.  Subject to approval by the Committee, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 14.	ADDITIONAL CONDITIONS APPLICABLE TO NONQUALIFIED DEFERRED COMPENSATION UNDER SECTION 409A.

In the event any Stock Option or Stock Appreciation Right under the Plan is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price, or any other Award is otherwise determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any agreement relating to such 409A Award.

(a)           Exercise and Distribution.  Except as provided in Section 14(b) hereof, no 409A Award shall be exercisable or distributable earlier than upon one of the following:

(i)           Specified Time.  A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award.

(ii)           Separation from Service.  Separation from service (within the meaning of Section 409A) by the 409A Award grantee; provided, however, that if the 409A Award grantee is a "key employee" (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s Stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 14(a)(ii) may not be made before the date that is six months after the date of separation from service.

(iii)           Death.  The date of death of the 409A Award grantee.

(iv)           Disability.  The date the 409A Award grantee becomes disabled (within the meaning of Section 14(c)(ii) hereof).

(v)           Unforeseeable Emergency.  The occurrence of an unforeseeable emergency (within the meaning of Section 14(c)(iii) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the grantee’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(vi)           Change in Control Event.  The occurrence of a Change in Control Event (within the meaning of Section 14(c)(i) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event to the extent permitted by Section 409A.

(b)           No Acceleration.  A 409A Award may not be accelerated or exercised prior to the time specified in Section 14(a) hereof, except in the case of one of the following events:

(i)           Domestic Relations Order.  The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the grantee as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(ii)           Conflicts of Interest.  The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

(iii)           Change in Control Event.  The Committee may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation to the extent permitted by Section 409A.

(c)           Definitions.  Solely for purposes of this Section 14 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(i)           "Change in Control Event" means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in the most recent authoritative guidance (as determined by the Committee in good faith) from the Department of the Treasury).

(ii)           "Disabled" means a grantee who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Subsidiaries.

(iii)           "Unforeseeable Emergency" means a severe financial hardship to the grantee resulting from an illness or accident of the grantee, the grantee’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the grantee, loss of the grantee’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the grantee.

SECTION 15.         TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)           a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b)           an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 16.         AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent.  The Committee may exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants without approval of stockholders.  Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders.  In addition, to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders.  Nothing in this Section 16 shall limit the Committee’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 17.         STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18.         GENERAL PROVISIONS

(a)           No Distribution; Compliance with Legal Requirements.  The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied.  The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)           Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.  Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records).

(c)           Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d)           Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(e)           Forfeiture of Awards under Sarbanes-Oxley Act.  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

(f)           Section 409A.  If any distribution or settlement of an Award pursuant to the terms of this Plan or an Award agreement would subject a grantee to tax under Section 409A, the Company shall modify the Plan or applicable Award agreement in the least restrictive reasonable manner (as determined by the Committee in good faith) necessary in order to comply with the provisions of Section 409A, other applicable provisions of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions.

SECTION 19.         EFFECTIVE DATE OF PLAN

This Plan was adopted by the Board on October 23, 2006 and was approved by the stockholders on October 23, 2006.  No grants will be made under the Plan after the tenth anniversary of the Effective Date.

SECTION 20.         GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles.

SECTION 21.         RESTRICTIONS ON AWARDS

This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT.  No Award shall be granted or awarded, and with respect to an Award already granted under the Plan, such Award shall not be exercisable or payable, if, in the discretion of the Committee, the grant or exercise of such Award could impair the Company’s status as a REIT.

DETACH HERE

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
DOUGLAS EMMETT, INC.
ANNUAL MEETING OF STOCKHOLDERS
June 11, 2009

The undersigned stockholder of Douglas Emmett, Inc., a Maryland corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 1, 2009, and hereby appoints Jordan L. Kaplan and Kenneth M. Panzer and each of them as proxy and attorney-in-fact with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at our Annual Meeting of Stockholders of Douglas Emmett, Inc. to be held on June 11, 2009 at 9:00 a.m., local time, at the Sheraton Delfina, located at 530 Pico Boulevard, Santa Monica, California 90405 and at any and all adjournments thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

DETACH HERE

☒	Please mark votes as in this example

1.	TO ELECT DIRECTORS.
Nominees: Dan A. Emmett, Jordan L. Kaplan, Kenneth M. Panzer, Leslie E. Bider, Victor J. Coleman, Ghebre Selassie Mehreteab, Thomas E. O’Hern, Dr. Andrea Rich and William Wilson III.

☐ FOR ALL NOMINEES ☐ WITHHELD FROM ALL NOMINEES ☐ FOR ALL NOMINEES EXCEPT ____________________________________________________________________________
(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the names(s) of the nominee(s) on the line.)

2.	PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG L.L.P. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	PROPOSAL TO APPROVE AMENDMENTS TO OUR 2006 OMNIBUS STOCK INCENTIVE PLAN	FOR ☐	AGAINST ☐	ABSTAIN ☐

As to any other matters that may properly come before the meeting or any adjournments thereof, the proxy holders are authorized to vote in accordance with their best judgment.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	☐
PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:	Date:
Signature:	Date:

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG L.L.P. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2009, FOR THE PROPOSAL TO APPROVE AMENDMENTS TO OUR 2006 OMNIBUS STOCK INCENTIVE PLAN AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.